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                                                                    EXHIBIT 4.3




                          DELPHI INFORMATION SYSTEMS, INC.
                               RESOLUTION ADOPTED BY
                                BOARD OF DIRECTORS
                                SEPTEMBER 4, 1996




     Resolved, by the Board of Directors of Delphi Information Systems, Inc., a Delaware corporation (the "Corporation"), that Section 3.02 of the Bylaws of the Corporation is hereby amended in its entirety to read as follows:

     Section 3.02 NUMBER. The number of Directors that shall constitute the whole Board shall be established by the Board from time to time, but in no event shall be less than three (3) nor more than seven (7).

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